Exhibit 4.3

SECOND AMENDMENT TO PROMISSORY NOTE

Issued March 12, 2020

THIS SECOND AMENDMENT (the “Amendment”) is made as of the 15th day of March 2022 (the “Effective Date”), by and between Konrad Koss (the “Lender””) and EZ Raider, LLC, a Washington limited liability (the “Company”). (Each individually referred to herein as “Party” and together as “Parties”).

BACKGROUND

A.         On March 12, 2020, the Company issued to the Lender that certain unsecured promissory note (the “Original Note”) in the principal amount of Two Hundred Thousand Dollars ($200,000), bearing a six percent (6%) interest per annum, and payable on March 16, 2021 (the “Maturity Date”).

B.         On July 11, 2021, the Parties amended the Original Note by Amendment No. 1, which, among other things, extended the Maturity Date from March 16, 2021, to March 16, 2022, and deleted Section 2 “Supplemental Incentive Interests.”

C.         The Parties now desire to further amend the Original Note, as amended by Amendment No. 1 (the “Note”) as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and agreements contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

1.         All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Note.

2.         Section 3 of the Note with respect to the Maturity Date is hereby extended to September 16, 2022.

3.         Section 4 of the Note is hereby deleted in its entirety and the following provision shall be inserted in place thereof.

“Section 4. Interest. The Company shall pay seven and a half percent (7.5%) interest per annum on the Principal Amount under this Note.

4.         Section 5 of the Note, as amended, is hereby deleted in its entirety.

5.         All other terms and conditions of the Note shall remain unchanged and in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

EZ Raider, LLC.	Konrad Koss

By: /s/ Moshe Azarzar	By: /s/ Konrad Koss
Name: Moshe Azarzar, managing member	Name: Konrad Koss